Exhibit 99.1

Agenda for Conference Call regarding the Financial Results of Integral Systems for the Year ended September 30, 2003

Presented by Steven R. Chamberlain

1.	Introduction

•	Thanks.
•	Sorry for the delay – I was in France.
•	Safe Harbor Provisions PSLRA (Private Securities Litigation Reform Act) 1995. (Except for statements of historical facts, Exhibit 99.1 contains forward-looking statements about the Company, including but not necessarily limited to financial projections, all of which are based on the Company’s current expectations. There is no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements appearing in this news release are subject to risks and uncertainties that may cause actual results to differ materially from such statements, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.)
•	A great end to a great year.

2.	Consolidated Financials

	3 Months		Full Year
	2003	2002	2003	2002
Revenue	$23.7 million	$15.7 million	$82.6 million	$50.9 million
Operating Income [000’s omitted]	3,781	620	8,802	1,817
Net Income [000’s omitted]	2,512	614	5,018	2,623
EPS (diluted)	$.26	$.07	$.51	$.28

•	Revenue and operating income trends are very positive.
•	We beat our guidance for revenue and earnings.
•	Best quarterly revenue and earnings ever.
•	Best annual revenue and earnings ever.
•	76% Government, 24% Commercial, 50% USAF. We’re a military contractor now. Backlog: $55 million firm, $34 million soft – with nearly $90 million, we’re in great shape for 2004.

3.	Balance Sheet

$95 million book value; $9.82 per share (9.7 million shares).

$64 million tangible; $6.54 per share.

$51 million cash and cash equivalents; no debt.

$32 million accounts receivable, up $7 million from last quarter; no problems expected with current accounts receivable.

4.	Segment Financials

3 Months [000’s omitted]

	Revenue		Operating Income
	2003	2002	2003	2002
Ground Sys.	$16,873	$14,555	$1,087	$1,463
CSM (SAT)	1,157	635	(137)	(392)
Monitor. & Control (Newpoint)	604	707	(273)	(444)
Space Comm. (RT Logic)	8,099	4,667	3,107	331
Elimination	($3,016)	($229)	($3)	($7)

Full Year [000’s omitted]

	Revenue		Operating Income
	2003	2002	2003	2002
Ground Sys.	$59,488	$45,303	$3,679	$3,673
CSM (SAT)	3,415	3,778	(1,439)	(1,122)
Monitor. & Control (Newpoint)	2,359	2,482	(915)	(718)
Space Comm (RT Logic).	23,169	15,368	7,497	1,524
Elimination	(5,846)	(640)	(20)	(16)

•	RT Logic numbers for 2002 not audited by E&Y. RT Logic’s numbers for fiscal year 2002 are not included in Integral’s 2002 financial results since RT Logic was acquired in fiscal year 2003.
•	Newpoint 2002 numbers include only 8 months, because we acquired them 31 January 2002.

5.	Analysis

•	Incredible quarter for RT Logic, topping a year that was already great. This is an event (year end production orders), not a trend; don’t look for a repeat.
•	RT Logic still will do great next year, but margins deliberately lower for R&D.
•	Core business had great revenues, acceptable profits (some overruns that are behind us).
•	SAT and Newpoint doing much better – nearly in the black.
•	Newpoint fiscal quarter loss of $272,000- has $100,000 charge for lease termination; lower overhead will follow.
•	SAT loss of $137,000 has $79,000 legal charge.
•	SAT and Newpoint both have a backlog now, and reduced run-rates should help make them profitable.
•	No more investment losses – out of every position (except Loral, nominal value) with a net profit.

6.	Events

•	We made the CCS-C DSCS III delivery operational, on budget, and 4 days ahead of schedule. Unprecedented, great PR, we should do well in the Air Force.
•	We formed an antenna division, off to a great start. $1 million in first 6 months, profitable, winning lots of jobs (NASA DASS), should do nearly $5 million next year.
•	New Skylight sales to IAGT and a prestigious university TBA.
•	Newpoint and SAT sales TBA build backlog for next year.
•	“Bubbles” synergy is working, ISI Europe generating significant sales for Newpoint, SAT, and antenna division.
•	$.03 per share cash dividend to be paid on or about 5 January.

7.	Looking Forward

Anticipate the following:

•	Our numbers next year are essentially already made out of backlog.

	2003	%	2004
Revenue	$82.6 million	10	$91 million
Operating Income	8.8 million	20	10.6 million
Net Income	5.0 million	35	6.8 million
EPS	$.51	35	$.69

•	Continued growth in Air Force revenues.
•	Commercial business coming back on-line.
•	SAT and Newpoint both profitable for the year.
•	RT Logic will have another very strong year, with slightly lower margins for R&D.
•	Overall, margins go up, because all segments profitable, over-runs and stock write-offs are done.
•	Conservative estimate; does not reflect potential new business.
As good as 2003 was, 2004 should be even better.

8.	Questions and Answers Session

9.	End Call